SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/x/	Soliciting Material Pursuant to Rule 14a-12.
QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
UTILICORP UNITED INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

        UtiliCorp United Inc., a Delaware corporation ("UtiliCorp"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the "SEC") on February 22, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta (the "Quanta Annual Meeting").

        News Release
For Immediate Release

UTILICORP PROPOSES NINE NOMINEES FOR ELECTION TO
QUANTA'S BOARD OF DIRECTORS

Candidates Will Seek To Create Significant Value for Quanta Stockholders

Kansas City, MO, February 22, 2002—UtiliCorp United Inc. ("UtiliCorp") (NYSE: UCU) announced today that it has provided notice to Quanta Services, Inc. ("Quanta") (NYSE: PWR), as required under Quanta's bylaws, of its intention to nominate nine candidates for election to Quanta's board of directors at Quanta's 2002 annual stockholder meeting. As previously announced, UtiliCorp, which owns approximately 38 percent of the outstanding shares of Quanta common stock (on an as-converted basis), intends to solicit proxies from other Quanta stockholders in favor of its slate. Quanta has not yet set a date for its 2002 annual meeting.

UtiliCorp's slate of director nominees includes three independent nominees who would be qualified to serve as Quanta's Audit Committee under the applicable New York Stock Exchange requirements. The nominees are listed below:

  •
  Terrence P. Dunn—President and Chief Executive Officer of Dunn Industries, Inc, a construction and program management company that designs and builds institutional, commercial, and industrial projects. Mr. Dunn holds a bachelor's degree in business administration from Rockhurst College and an M.B.A. from the University of Missouri-Kansas City. In addition, he serves as the chairman of the Federal Reserve Bank of Kansas City.

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  Robert K. Green—President and Chief Executive Officer of UtiliCorp and Chairman of Aquila, Inc., UtiliCorp's energy marketing and trading unit. Mr. Green holds a bachelor's degree in engineering from Princeton University and a law degree from Vanderbilt University.

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  Richard C. Kreul—Vice President, Energy Delivery for UtiliCorp's U.S. Networks. Mr. Kreul holds a bachelor's degree and master's degree in Mechanical Engineering from the University of Arkansas.

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  Robert E. Marsh—Partner at Corporate Counsel Group LLP, a law firm based in Kansas City, Missouri. Mr. Marsh is a Chartered Financial Analyst and holds a bachelor's degree in Mechanical Engineering from Wichita State University, a J.D. degree from Northwestern University and an M.B.A. from Northwestern University.

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  Edward K. Mills—Senior Vice President of UtiliCorp and President and Chief Operating Officer of Aquila, Inc. Mr. Mills holds a bachelor's degree in English from the University of Texas and an M.B.A. (Finance) from Rice University.

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  R. Paul Perkins—Senior Vice President, Corporate Development of UtiliCorp. Mr. Perkins holds a bachelor's degree in International Relations from the University of North Carolina.

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  Bruce A. Reed—Senior Vice President and General Manager of Aquila Inc.'s Capital Group. Mr. Reed is a graduate of the University of Wisconsin with degrees in civil and environmental engineering and in business administration.

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  Keith G. Stamm—President and Chief Operating Officer of UtiliCorp's Global Networks Group and Chairman of United Energy and UnitedNetworks. Mr. Stamm is certified as a Professional Engineer and has a bachelor's degree in Mechanical Engineering from the University of Missouri and an M.B.A. from Rockhurst College in Kansas City.

  •
  William H. Starbuck—Professor of Creative Management in the Stern School of Business at New York University. Dr. Starbuck received his M.S. and Ph.D. in industrial administration at Carnegie Institute of Technology, after receiving an A.B. in physics at Harvard. He also received an honorary Ph.D. in social science from Stockholm University.

Keith Stamm, President and Chief Operating Officer of UtiliCorp's Global Networks Group, said "As Quanta's largest stockholder, no one is more disappointed than UtiliCorp with Quanta's poor financial performance. We believe the only course to preserve the value of our investment, and to enhance value for Quanta's other stockholders, is to seek control of the board. Our director nominees, all of whom are experienced business people, are fully committed to acting in the best interests of all Quanta stockholders. UtiliCorp is working closely with Salomon Smith Barney, our financial advisor, to develop a plan designed to create significant value for Quanta stockholders. We are considering a full range of options including, among other things, the initiation of a sale process and a stock repurchase program in the range of 20 to 25 percent of Quanta's outstanding shares."

Quanta's board of directors currently consists of 10 members. As the owner of all of Quanta's Series A Convertible Preferred Stock, UtiliCorp is entitled to elect three directors. The owners of Quanta's limited vote common stock are entitled to elect one director. The remaining six directors are elected by the owners of the Series A Convertible Preferred Stock and the Common Stock, voting together as a single class, approximately 38 percent of which is owned by UtiliCorp. Mr. Dunn has served as a director of Quanta since 2001 and Mr. Green has served as a director of Quanta since 1999. In addition, UtiliCorp has notified Quanta of its intention to appoint Mr. Stamm to the Quanta board of directors to fill the vacancy created by the resignation of James G. Miller (who retired in 2001) as one of the three directors elected exclusively by the owner of the Series A Convertible Preferred Stock; however, Quanta has not recognized such appointment.

About UtiliCorp

Based in Kansas City, UtiliCorp United is an international electric and gas company with energy customers and operations across the U.S. and in Canada, the United Kingdom, New Zealand, and Australia. Its Aquila subsidiary is one of the largest wholesalers of electricity and natural gas in North America. Aquila also provides wholesale energy services in the U.K. and has a presence in Scandinavia and Germany. At December 31, 2001, UtiliCorp had total assets of approximately $12.0 billion and 12-month sales of $40.4 billion. Additional information is available at www.utilicorp.com.

Important Information

UtiliCorp United Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to UtiliCorp's solicitation of proxies from Quanta Service Inc. stockholders with respect to the Quanta's 2002 annual meeting of stockholders. UTILICORP UNITED INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. UtiliCorp's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of UtiliCorp's proxy statement, when it becomes available, by writing to UtiliCorp United Inc. at 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow and Co., toll free at 1-800-654-2468. DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN UTILICORP'S SOLICITATION OF PROXIES OF QUANTA'S STOCKHOLDERS ARE AVAILABLE IN THE SOLICITING

MATERIALS ON SCHEDULE 14A BEING FILED BY UTILICORP WITH THE SEC ON FEBRUARY 22, 2002.

Investor Contact:	Media Contact:
Ellen Fairchild	Judith Wilkinson / Eden Abrahams
UtiliCorp United Inc.	Joele Frank, Wilkinson Brimmer Katcher
(816) 527-1409	(212) 355-4449

# # #

IMPORTANT INFORMATION

        UtiliCorp plans to file a proxy statement with the SEC relating to UtiliCorp's solicitation of proxies from the stockholders of Quanta with respect to the election of directors at the Quanta Annual Meeting. UTILICORP ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. UtiliCorp's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of UtiliCorp' proxy statement, when it becomes available, by writing to UtiliCorp United Inc. at 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow and Co., toll free at 1-800-654-2468.

INFORMATION REGARDING PARTICIPANTS

        UtiliCorp and certain directors and executive officers of UtiliCorp may be deemed to be participants in UtiliCorp's solicitation of proxies in connection with the election of directors of Quanta at the Quanta Annual Meeting (the "Solicitation"). The current directors and executive officers of UtiliCorp that may be deemed to be participants in the Solicitation (the "Individual Participants") are: Robert K. Green (President and Chief Executive Officer and a director), Edward K. Mills (Senior Vice President), R. Paul Perkins (Senior Vice President, Corporate Development), John A. Shealy (Senior Vice President, Corporate Development), Keith G. Stamm (President and Chief Operating Officer, Global Networks Group), and Daniel J. Streek (Senior Vice President and Chief Financial Officer).

        In addition, individuals nominated by UtiliCorp for election to the board of directors of Quanta (the "Nominees") are deemed participants in connection with the Solicitation. The Nominees deemed to be participants in the Solicitation are: Terrence P. Dunn, Robert K. Green, Richard C. Kreul, Robert E. Marsh, Edward K. Mills, R. Paul Perkins, Bruce A. Reed, Keith G. Stamm and William H. Starbuck, Ph.D. In addition to the Individual Participants, Messrs. Kruel (Vice President, Energy Delivery) and Reed (Senior Vice President and General Manager of Acquila Inc.'s Capital Group) are officers of UtiliCorp.

        UtiliCorp has an interest in the Solicitation from its beneficial ownership of 3,444,961 shares of Series A convertible preferred stock, par value $0.00001, of Quanta (the "Series A Convertible Preferred Stock") and 12,018,374 shares of common stock, par value $0.00001, of Quanta (the "Common Stock"). Robert K. Green has an interest in the Solicitation from his beneficial ownership of phantom stock units with respect to 26,768 shares of Common Stock and options to purchase 30,000 shares of Common Stock, and Terrence P. Dunn has an interest in the Solicitation from his beneficial ownership of 5,000 shares of Common Stock and options to purchase 15,000 shares of Common Stock. In addition, Robert K. Green and Terrence P. Dunn are also directors of Quanta and receive customary compensation from Quanta in exchange for their services. Information regarding the interests and affiliations of Robert K. Green and Terrence P. Dunn with Quanta is contained in Quanta's Annual Report on Form 10-K for the year ended December 31, 2000 and its proxy statement for the annual meeting of stockholders of Quanta held on May 24, 2001, which are filed with the SEC. Finally, UtiliCorp appointed Keith G. Stamm as a director of Quanta to replace James G. Miller (who retired in November 2001) as one of three directors on Quanta's Board exclusively elected by the owner of the Series A Convertible Preferred Stock; however, Quanta has not recognized such appointment.

        In addition, the Individual Participants and the Nominees who are officers of UtiliCorp have interests in the Solicitation from their positions as directors and/or officers of UtiliCorp, for which they receive customary compensation from UtiliCorp in exchange for their services. Information regarding the interests and affiliations of such Individual Participants and Nominees with UtiliCorp is contained in UtiliCorp's Annual Report on Form 10-K for the year ended December 31, 2000 and its proxy statement for the annual meeting of stockholders of UtiliCorp held on May 2, 2001, which are filed with the SEC. The Individual Participants and the Nominees also have interests in the Solicitation as stockholders of UtiliCorp. The beneficial ownership of the Individual Participants and Nominees of common stock and stock options of UtiliCorp is set forth below:

Name of Director/Officer	UtiliCorp Common Stock		UtiliCorp Stock Options (1)
Terrence P. Dunn	—		—
Robert K. Green	2,650,189	(2)	490,096
Richard C. Kreul	—		—
Robert E. Marsh	—		—
Edward K. Mills	76,762		74,700
R. Paul Perkins	26,386		—
Bruce A. Reed	—		—
John A. Shealy	88,250		—
Keith G. Stamm	81,355		72,447
William H. Starbuck, Ph.D.	—		—
Daniel J. Streek	9,538		5,600
(1)
Such options are exercisable within 60 days of 12/31/01
(2)
Includes 2,117,600 shares of common stock of UtiliCorp held in the Green Family UCU Limited Partnership